Exhibit 99.1

EXTENDED STAY AMERICA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2014 RESULTS

-RevPAR Increases 5.3% and 7.1% in the Fourth Quarter and Full Year, Respectively-

-Net Income Increases $43.4 Million and $67.9 Million in the Fourth Quarter and Full Year, Respectively-

-Adjusted EBITDA Grows 2.4% and 7.3% in the Fourth Quarter and Full Year, Respectively-

-Provides 2015 Revenue and Adjusted EBITDA Guidance-

CHARLOTTE, N.C. – February 26, 2015 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE: STAY) (the “Company”) today announced consolidated results for the quarter and year ended December 31, 2014.

Fourth Quarter 2014 Highlights

•	Revenue increased 5.2% to $282.7 million

•	RevPAR grew 5.3% to $39.83

•	Adjusted EBITDA[1] of $123.4 million improved $2.8 million, or 2.4%

•	Net income of $28.0 million increased $43.4 million

•	Adjusted Paired Share Income[1] of $32.7 million, or $0.16 per diluted Paired Share

Full Year 2014 Highlights

•	Revenue increased 7.1% to $1,213.5 million

•	RevPAR grew 7.1% to $43.02

•	Adjusted EBITDA[1] of $556.7 million improved $38.1 million, or 7.3%

•	Net income of $150.6 million increased $67.9 million

•	Adjusted Paired Share Income[1] of $169.7 million, or $0.83 per diluted Paired Share

Extended Stay America’s Chief Executive Officer, Jim Donald, commented, “Our fourth quarter and full year results demonstrate solid performance across our portfolio, with Adjusted EBITDA growth of 2.4% and 7.3%, respectively. We continued to make progress on our platinum renovation program, and in 2014 we delivered a total of 105 fully renovated hotels. Given the strong initial performance of these hotels, as we have disclosed, we will be accelerating the program in the coming years which we expect will propel our results and increase brand consistency. Furthermore, we recently enhanced our management and sales leadership teams, and we intend to leverage the considerable hospitality and select service experience of these individuals.”

[1]	See “Disclosure Regarding Non-GAAP Financial Measures” for a reconciliation of the non-GAAP measures included herein (i.e., EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income (Loss), Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share).

Mr. Donald continued, “As we enter 2015, we will continue to execute on our strategy of improving our hotel product, leveraging our sales organization and investing in core capabilities. Continued strength in the domestic economy, coupled with our focus on creating additional brand awareness, should result in increased transient and business demand for our hotels. Finally, we believe that our Paired Share structure enables us to deliver superior free cash flow from which we are able to reinvest in our renovation program, reduce our debt and pay a meaningful distribution to our shareholders.”

Financial and Operating Results

Total revenues for the three months ended December 31, 2014 increased 5.2% over the comparable period in 2013 to $282.7 million. For the year ended December 31, 2014, total revenues increased 7.1% over 2013 to $1,213.5 million.

Revenue per available room (“RevPAR”) for the three months ended December 31, 2014 grew 5.3% over the comparable period in 2013, driven by an improvement in average daily rate (“ADR”) of 7.8% offset by an occupancy decline of 170 bps to 68.8%. The lower occupancy was the result of a strategic reduction in longer-term length of stay business, as the Company continues to seek to optimize its customer mix. ADR growth was driven by a combination of price increases and the ongoing shift toward shorter-stay, higher profit generating guests. For the year ended December 31, 2014, RevPAR grew 7.1% over the comparable period in 2013, driven by an improvement in ADR of 7.0% and a 10 bps increase in occupancy to 74.3%.

Hotel Operating Margin1 for the three months ended December 31, 2014 was 50.2% compared to 51.0% in the comparable period of 2013. Hotel operating margin flow-through, defined as the change in Hotel Operating Profit1 divided by the change in total room and other hotel revenues, was 35.5%. For the year ended December 31, 2014, Hotel Operating Margin was 51.7% compared to 52.5% in 2013. Hotel operating margin flow-through was 40.2%. After adjusting for $9.4 million of system-wide brand-related costs that were classified as general and administrative expenses in 2013, adjusted flow-through was 51.8% for the year, resulting in a flat Hotel Operating Margin compared to 2013 of 51.7%.

Adjusted EBITDA1 for the three months ended December 31, 2014 increased $2.8 million to $123.4 million, representing 2.4% growth over the comparable period in 2013. Adjusted EBITDA excludes non-cash equity-based compensation of $1.6 million, non-cash foreign currency transaction loss of $0.9 million, impairment of long-lived assets of $2.3 million, and other expenses of $2.9 million, which include loss on disposal of assets and public company transition costs. For the year ended December 31, 2014, Adjusted EBITDA increased $38.1 million to $556.7 million, an increase of 7.3%.

Net income for the three months ended December 31, 2014 was $28.0 million, compared to a net loss of $15.4 million in the comparable period in 2013. Income tax expense for the three months ended December 31, 2014 was $6.9 million, compared to a benefit of $8.0 million in the comparable period in 2013. For the year ended December 31, 2014, net income was $150.6 million, compared to $82.7 million in the comparable period in 2013. Income tax expense for the year ended December 31, 2014 was $45.1 million, compared to a benefit of $5.0 million in the comparable period in 2013.

Adjusted Paired Share Income1 for the three months ended December 31, 2014 was $32.7 million, or $0.16 per diluted Paired Share. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc. For the year ended December 31, 2014, Adjusted Paired Share Income was $169.7 million, or $0.83 per diluted Paired Share.

Capital

The Company invested $47.3 million in capital expenditures during the fourth quarter of 2014, and $173.2 million during the year ended December 31, 2014, which included hotel renovations, ordinary maintenance capital and information technology projects.

Distribution

On February 26, 2015, the Board of Directors of ESH Hospitality, Inc., the Company’s subsidiary, declared a cash distribution of $0.15 per share for the fourth quarter of 2014. The distribution is payable on March 26, 2015 to shareholders of record as of March 12, 2015.

2015 Outlook

The Company is providing its outlook for 2015 as follows:

•	Total revenues are expected to increase 5% to 7% to $1.275 billion to $1.3 billion

•	Adjusted EBITDA is expected to range from $585 million to $600 million, representing approximately 5% to 8% growth over 2014

•	Depreciation and amortization of $190 million to $197.5 million

•	Net interest expense of $127 million to $132 million

•	Effective tax rate of approximately 23%

•	Net income is anticipated to range from $183.8 million to $205.6 million

•	Capital expenditures of $190 million to $210 million

Webcast and Conference Call Details

Extended Stay America will host a conference call on Thursday, February 26, 2015 at 8:30 am Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.

Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until March 12, 2015, and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13599786.

Disclosure Regarding Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income (Loss), Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share, which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these financial measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and other capital-intensive companies. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income (Loss), Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share are not recognized terms under U.S. GAAP. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income (Loss), Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of operating profit or net income calculated in accordance with U.S. GAAP. The Company’s presentation of EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income (Loss), Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share does not replace the presentation of the Company’s consolidated financial results prepared in accordance with U.S. GAAP.

Forward Looking Statements

This earnings release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2015 outlook and performance, free cash flow, debt reduction and dividend growth, as such, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from any forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the SEC on February 26, 2015 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 682 hotels in the U.S. and Canada comprising 76,000 rooms and employs approximately 9,100 employees at its hotel properties and headquarters. The Company’s core brand, Extended Stay America®, serves the mid-priced extended stay segment. Visit www.extendedstay.com for more information about the Company and its services.

Contacts

Investors:	Media:

(980) 345-1546 investorrelations@extendedstay.com	Terry Atkins (980) 345-1546 tatkins@extendedstay.com

EXTENDED STAY AMERICA, INC.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013

(In thousands)

Three Months Ended					Twelve Months Ended
December 31,					December 31,
2014		2013	% Variance		2014		2013	% Variance
(Unaudited)					(Audited)
				REVENUES:
$ 278,530		$264,302	5.4%	Room revenues	$1,195,816		$1,113,956	7.3%
4,162		4,225	(1.5)%	Other hotel revenues	17,659		17,787	(0.7)%
—		245	n/m	Management fees, license fees and other revenues	—		1,075	n/m

282,692		268,772	5.2%	Total revenues	1,213,475		1,132,818	7.1%
				OPERATING EXPENSES:
143,848		132,532	8.5%	Hotel operating expenses	592,101		540,551	9.5%
20,154		39,647	(49.2)%	General and administrative expenses	84,381		108,325	(22.1)%
47,806		43,530	9.8%	Depreciation and amortization	187,207		168,053	11.4%
2,300		—	n/m	Impairment of long-lived assets	2,300		3,330	(30.9)%
—		—	n/m	Gain on sale of hotel properties	(864)		—	n/m
—		163	n/m	Managed property payroll expenses	—		728	n/m
—		—	n/m	Restructuring expenses	—		605	n/m
—		125	n/m	Acquisition transaction expenses	—		235	n/m

214,108		215,997	0.9%	Total operating expenses	865,125		821,827	5.3%
116		475	(75.6)%	OTHER INCOME	388		1,134	(65.8)%

68,700		53,250	29.0%	INCOME FROM OPERATIONS	348,738		312,125	11.7%
926		—	n/m	OTHER NON-OPERATING EXPENSE	3,763		—	n/m
32,900		76,608	(57.1)%	INTEREST EXPENSE, NET	149,364		234,459	(36.3)%

34,874		(23,358)	n/m	INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	195,611		77,666	n/m
6,870		(7,980)	n/m	INCOME TAX EXPENSE (BENEFIT)	45,057		(4,990)	n/m

28,004		(15,378)	n/m	NET INCOME (LOSS)	150,554		82,656	82.1%
(86,309)	(1)	4,435	n/m	NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(110,958	)(1)	3,575	n/m

$ (58,305)		$(10,943)	n/m	NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS OR MEMBERS	$39,596		$86,231	n/m

(1)	Noncontrolling interests in Extended Stay America, Inc. include approximately 45% of ESH Hospitality, Inc.’s common equity and 125 shares of ESH Hospitality, Inc. preferred stock.

n/m = not meaningful

CONSOLIDATED BALANCE SHEET DATA

(In thousands)

(Audited)

	December 31, 2014	December 31, 2013
Cash and cash equivalents	$121,324	$60,457
Restricted cash	$73,382	$47,339
Total assets	$4,481,120	$4,449,687
Total debt	$2,912,571	$2,926,045
Total equity	$1,389,317	$1,341,208

EXTENDED STAY AMERICA, INC.

OPERATING METRICS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013

(Unaudited)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2014	2013	Variance		2014	2013	Variance
682	684	(2)	Number of hotels(1)	682	684	(2)
76,000	76,219	(219)	Number of rooms(1)	76,000	76,219	(219)
68.8%	70.5%	(170) bps	Occupancy	74.3%	74.2%	10 bps
$ 57.86	$53.65	7.8%	ADR	$57.93	$54.15	7.0%
$ 39.83	$37.82	5.3%	RevPAR	$43.02	$40.18	7.1%
			Hotel Inventory (As of December 31)
335	230	105	Platinum Extended Stay America	335	230	105
300	405	(105)	Silver Extended Stay America	300	405	(105)
47	49	(2)	Crossland Economy Studios and other	47	49	(2)

682	684	(2)	Total number of hotels	682	684	(2)
			Renovation Displacement Data
			(in thousands, excluding percentages)
6,992	6,988	4	Total available room nights	27,795	27,722	73
70	117	(47)	Room nights displaced from renovation	224	222	2
1.0%	1.7%	(70) bps	% of available room nights displaced	0.8%	0.8%	0 bps

(1)	On December 31, 2013, we acquired two hotels from LVP Acquisition Corporation (“LVP”); results of operations of the acquired hotels were included in our consolidated and combined results of operations effective January 1, 2014. On July 28, 2014, we sold two hotel properties.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013

(In thousands)

(Unaudited)

Three Months Ended December 31,				Twelve Months Ended December 31,
2014		2013		2014	2013
$ 28,004		$(15,378)	Net income (loss)	$150,554	$82,656
32,900		76,608	Interest expense, net	149,364	234,459
6,870		(7,980)	Income tax expense (benefit)	45,057	(4,990)
47,806		43,530	Depreciation and amortization	187,207	168,053

115,580		96,780	EBITDA	532,182	480,178
1,630		16,780	Non-cash equity-based compensation	8,803	20,168
926		—	Other non-operating expense	3,763	—
2,300		—	Impairment of long-lived assets	2,300	3,330
—		—	Gain on sale of hotel properties	(864)	—
—		—	Restructuring expenses	—	605
—		125	Acquisition transaction expenses	—	235
2,915	(1)	6,817 (2)	Other expenses	10,476 (3)	14,094	(4)

$ 123,351		$120,502	Adjusted EBITDA	$556,660	$518,610

2.4%			Adjusted EBITDA % growth	7.3%

(1)	Includes public company transition costs of approximately $(0.2) million due to revision of a public company transition cost estimate and loss on disposal of assets of approximately $3.1 million.
(2)	Includes costs related to preparations for our initial public offering of approximately $5.9 million and loss on disposal of assets of approximately $0.9 million.
(3)	Includes public company transition costs of approximately $3.0 million, including approximately $1.5 million in secondary offering costs, consulting fees related to implementation of certain key strategic initiatives, including review of our corporate infrastructure of approximately $1.9 million, and loss on disposal of assets of approximately $5.6 million.
(4)	Includes costs related to preparations for our initial public offering of approximately $11.2 million and loss on disposal of assets of approximately $2.9 million.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS OR MEMBERS TO PAIRED SHARE INCOME (LOSS),

ADJUSTED PAIRED SHARE INCOME AND ADJUSTED PAIRED SHARE INCOME PER PAIRED SHARE

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013

(In thousands, expect per Paired Share data)

(Unaudited)

Three Months Ended December 31,					Twelve Months Ended December 31,
2014		2013			2014		2013
$(58,305)		$(10,943)		Net (loss) income attributable to common shareholders or members	$39,596		$86,231
86,305		(4,305	)(1)	Noncontrolling interests attributable to Class B common shares of ESH REIT	110,942		(4,305	)(1)

28,000		(15,248)		Paired Share Income (Loss)	150,538		81,926
—		22,984		Debt extinguishment costs	7,185		22,984
713		—		Other non-operating expense	2,871		—
1,771		—		Impairment of long-lived assets	1,771		3,245
—		—		Gain on sale of hotel properties	(659)		—
—		—		Restructuring expenses	—		576
—		124		Acquisition transaction expenses	—		229
2,244	(2)	5,757	(3)	Other expenses	8,005	(4)	12,869	(5)

$32,728		$13,617		Adjusted Paired Share Income	$169,711		$121,829

$0.16		$0.07		Adjusted Paired Share Income per Paired Share – basic	$0.83		$0.70

$0.16		$0.07		Adjusted Paired Share Income per Paired Share – diluted	$0.83		$0.69

203,728		187,907		Weighted average Paired Shares outstanding – basic	203,548		174,894

204,362		189,009		Weighted average Paired Shares outstanding – diluted	204,508		176,268

(1)	Prior to the change in our legal and corporate structure in November 2013, which occurred in connection with our initial public offering, no portion of noncontrolling interests represented interests attributable to the Class B common shares of ESH Hospitality, Inc.
(2)	Includes public company transition costs of approximately $(0.2) million pre-tax due to revision of a public company transition cost estimate and loss on disposal of assets of approximately $3.1 million pre-tax, which total approximately $2.2 million after-tax.
(3)	Includes costs related to preparations for our initial public offering of approximately $5.9 million pre-tax and loss on disposal of assets of approximately $0.9 million pre-tax, which total approximately $5.8 million after-tax.
(4)	Includes public company transition costs of approximately $3.0 million pre-tax, including approximately $1.5 million pre-tax in secondary offering costs, consulting fees related to implementation of certain key strategic initiatives, including review of our corporate infrastructure of approximately $1.9 million pre-tax, and loss on disposal of assets of approximately $5.6 million pre-tax, which total approximately $8.0 million after-tax.
(5)	Includes costs related to preparations for our initial public offering of approximately $11.2 million pre-tax and loss on disposal of assets of approximately $2.9 million pre-tax, which total approximately $12.9 million after-tax.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013

(In thousands)

(Unaudited)

Three Months Ended December 31,				Twelve Months Ended December 31,
2014	2013	Variance		2014	2013	Variance
$278,530	$264,302	5.4%	Room revenues	$1,195,816	$1,113,956	7.3%
4,162	4,225	(1.5)%	Other hotel revenues	17,659	17,787	(0.7)%

282,692	268,527	5.3%	Total hotel revenues	1,213,475	1,131,743	7.2%
140,741	131,604	6.9%	Hotel operating expenses(1)	586,497	537,661	9.1%

$141,951	$136,923	3.7%	Hotel Operating Profit	$626,978	$594,082	5.5%

50.2%	51.0%	(80) bps	Hotel Operating Margin	51.7%	52.5%	(80) bps

(1)	Excludes loss on disposal of assets of approximately $3.1 million in Q4 2014, approximately $0.9 million in Q4 2013, approximately $5.6 million in 2014 and approximately $2.9 million in 2013, respectively.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

TWELVE MONTHS ENDED DECEMBER 31, 2014 (ACTUAL) AND 2015 (OUTLOOK)

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2014			Twelve Months Ended December 31, 2015 Outlook
Actual			Low		High
$150,554		Net income	$183,800		$205,550
149,364		Interest expense, net	132,000		127,000
45,057		Income tax expense	55,000		61,250
187,207		Depreciation and amortization	197,500		190,000

532,182		EBITDA	568,300		583,800
8,803		Non-cash equity-based compensation	10,200		9,700
3,763		Other non-operating expense	—		—
2,300		Impairment of long-lived assets	—		—
(864)		Gain on sale of hotel properties	—		—
10,476	(1)	Other expenses	6,500	(2)	6,500	(2)

$556,660		Adjusted EBITDA	$585,000		$600,000

		Increase over 2014	5.1%		7.8%

(1)	Includes public company transition costs of approximately $3.0 million, including approximately $1.5 million in secondary offering costs, consulting fees related to implementation of certain key strategic initiatives, including review of our corporate infrastructure of approximately $1.9 million, and loss on disposal of assets of approximately $5.6 million.
(2)	Includes secondary offering costs of $1.5 million and loss on disposal of assets of $5.0 million.